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                                                                    EXHIBIT 23.3

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                ----------------

We consent to the incorporation by reference in Amendment No. 1 to Form S-3 of WFS Financial Auto Loans, Inc. and WFS Receivables Corporation relating to WFS Financial 2000-A Owner Trust of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                                  /s/ PRICEWATERHOUSECOOPERS LLP

                                                  PricewaterhouseCoopers LLP


March 2, 2000